                                                                      EXHIBIT 11

                          WEINGARTEN REALTY INVESTORS
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                (Amounts in thousands, except per share amounts)

                                                             Three Months Ended               Six Months Ended
                                                                 June 30,                         June 30,
                                                        -------------------------        -------------------------
                                                           1994           1993              1994           1993
                                                        ----------     ----------        ----------     ----------
SIMPLE EARNINGS PER SHARE:

   Weighted Average Common Shares Outstanding . . . . .     26,043         24,906            26,020         22,782
                                                            ======         ======            ======         ======


           Simple Earnings Per Share  . . . . . . . . .     $  .39         $  .34            $  .80         $  .71
                                                            ======         ======            ======         ======


PRIMARY EARNINGS PER SHARE (NOTE A):

   Weighted Average Common Shares Outstanding . . . . .     26,043         24,906            26,020         22,782
   Shares Issuable from Assumed Conversion of
      Common Share Options Granted and Outstanding  . .        126             89               127             84
                                                            ------         ------            ------         ------
   Weighted Average Common Shares Outstanding,
      as Adjusted . . . . . . . . . . . . . . . . . . .     26,169         24,995            26,147         22,866
                                                            ======         ======            ======         ======


           Primary Earnings Per Share . . . . . . . . .     $  .39         $  .34            $  .80         $  .71
                                                            ======         ======            ======         ======


FULLY DILUTED EARNINGS PER SHARE
   (NOTE A-1994) (NOTE B-1993):

   Weighted Average Common Shares Outstanding . . . . .     26,043         24,906            26,020         22,782
   Shares Issuable from Assumed Conversion of:
      Common Share Options Granted and Outstanding  . .        126             98               127             98
      Convertible Debentures  . . . . . . . . . . . . .                     1,049                            1,974
                                                            ------         ------            ------         ------
   Weighted Average Common Shares Outstanding, as
      Adjusted  . . . . . . . . . . . . . . . . . . . .     26,169         26,053            26,147         24,854
                                                            ======         ======            ======         ======


           Fully Diluted Earnings Per Share . . . . . .     $  .39         $  .35            $  .80         $  .76
                                                            ======         ======            ======         ======


EARNINGS FOR SIMPLE, PRIMARY AND FULLY DILUTED
   COMPUTATION:

   Earnings (Simple and Primary Earnings Per Share
      Computation)  . . . . . . . . . . . . . . . . . .    $10,216        $ 8,447           $20,807        $16,193
   Interest on Convertible Debentures . . . . . . . . .                       747                            2,578
                                                           -------        -------           -------        -------

  Earnings (Fully Diluted Earnings Per Share
      Computation)  . . . . . . . . . . . . . . . . . .    $10,216        $ 9,194           $20,807        $18,771
                                                           =======        =======           =======        =======

- - ---------------------------------
Note A: This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

Note B: This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.